EXHIBIT 4.5
















                    ANDERSEN GROUP INDIVIDUAL RETIREMENT PLAN

                                 TRUST AGREEMENT

                            (For Company Stock Fund)

                                Table of Contents

Article                                                                     Page


First:  Establishment of Trust.................................................1


Second:  General Duties of the Employer........................................2


Third:  General Duties of Trustee..............................................2


Fourth:  Participant Investment Direction......................................5


Fifth:  Payment of Taxes......................................................12


Sixth:  Disbursement of Trust Funds...........................................13


Seventh:  Exclusive Benefit of Employees, etc.................................14


Eighth:  Expenses of Trustee..................................................14


Ninth:  Expenses of the Plan and Trust Fund...................................15


Tenth:  Accounts of the Trustee...............................................15


Eleventh:  Resignation, Removal and Substitution of Trustee...................16


Twelfth:  Amendment and Termination of Trust..................................18


Thirteenth:  Miscellaneous Provisions.........................................18

     THIS TRUST AGREEMENT, effective as of the 16th day of December, 1997, by Andersen Group, Inc., a Connecticut corporation (hereinafter called the "Employer") and Oliver R. Grace, Jr. and Francis E. Baker (collectively called the "Trustee").
                                   WITNESSETH:
         WHEREAS, the Employer has established for its eligible employees the Andersen Group Individual Retirement Plan (hereinafter called the "Plan"); and WHEREAS, the Plan provides for Trustees to receive and hold contributions paid thereunder; and WHEREAS, the Employer has entered into a Trust Agreement with the Chase Manhattan Bank ("Chase") whereby Chase will hold all of the investments held by the Plan as trustee except the Company stock fund; and
         WHEREAS, the Employer desires that the aforementioned Trustees hold the Company stock fund as the Trustee pursuant to the terms of this Trust Agreement.
         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto do hereby mutually declare and agree as follows:
     First: Establishment of Trust. In order to carry out the purposes of the Plan for the limited purpose of holding assets in the Company stock fund, the Employer hereby adopts the ANDERSEN GROUP INDIVIDUAL RETIREMENT PLAN STOCK FUND TRUST (hereinafter called the "Trust"). The Trustee accepts this Trust and agrees to act as Trustee hereunder, but only on the terms and conditions herein set forth. The Trustee shall only hold those assets in the Company Stock Fund not held by Chase (the "Trust Fund"). Subject to the terms of this Trust Agreement all right, title and interest in and to the estate of the Trust Fund shall be vested exclusively in the Trustee.
     Second: General Duties of Trustee. The Employer agrees that a committee appointed by the Employer (hereinafter called the "Committee") shall control and manage the operation of the Plan in respect of the Trust Fund. The Committee may delegate the power to control and manage the operations of the Plan to appropriate employees of the Employer and other outside service providers. The Committee shall be responsible for instructing the Trustee in the disbursement of assets held in the Trust Fund, holding of the Trust Fund assets, and performing those plan administration functions with respect to those assets required under the terms of the Plan.
         The Committee shall be responsible for keeping accurate books and records with respect to the Plan's rights and interests in the Trust Fund.
     Third: General Duties of Trustee. It shall solely be the duty of the Trustee to receive and hold such assets as comprise the Trust Fund pursuant to the provisions hereinafter set forth and to receive assets from and to transfer assets from the Trust Fund, pursuant to the directions of the Committee, to Chase. The Trustee shall only be responsible for such assets as are actually received by it as Trustee hereunder. The Trustee shall have no duty or authority to ascertain whether any assets should be held by it pursuant to the Plan or to bring any action to enforce any obligation to make any contribution to the Plan. The duties and obligations of the Trustee hereunder shall be limited to those expressly imposed upon it by this Trust Agreement notwithstanding any reference herein to the Plan. The Trustee shall not be liable in discharging its duties hereunder if it acts in good faith and in accordance with the terms of this Trust Agreement and in accordance with applicable Federal or state laws, rules and regulations.
         The Trustee shall, as soon as practicable following each date on which a cash contribution is received from the Employer, invest, by purchases first, from the Employer's treasury shares (based on the average last traded price for the five days of trades preceding the date of purchase), then from The Ney Company Profit Sharing Savings Plan (based on the average last traded price for the five days of trades, preceding the date of purchase), then from the Retirement Plan for Employees of The J.M. Ney Company (based on the average last traded price for the five days of trades, preceding the date of purchase), then from the Andersen Group Inc. Pension Plan (based on the average last traded price for the five days of trades, preceding the date of purchase), then on any stock exchange on which the shares of Andersen Group, Inc. Common Stock, shall be listed or admitted to unlisted trading privileges, then by purchases in the so-called "third market" and then by purchases in private transactions, all funds then held by them, after first reserving such amounts as the Trustee in its sole and absolute discretion shall deem necessary or advisable in order to meet the current cash needs of the Trust, in shares of Andersen Group, Inc. Common Stock, whether or not the same shall be authorized by law for the investment of trust funds; provided, however, that, (a) if, under the rules and regulations of the Securities and Exchange Commission and/or any stock exchange on which the shares of the Andersen Group, Inc. Common Stock shall be listed or admitted to unlisted trading privileges, such investment may not be made on any business day, in whole or part, the Trustees shall make such investment on such succeeding business day or business days as shall be permitted by said rules and regulations, (b) the Trustees shall not be required to purchase shares of Andersen Group, Inc. Common Stock at times or prices which, in their sole and absolute opinion, would not be consistent with the conduct of orderly transactions in the market for shares of Andersen Group, Inc. Common Stock and
(c) if any purchase is made from a person who is a "party in interest" with respect to the Plan within the meaning of Section 3(14) of ERISA, other than any such purchases effected in a transaction on any stock exchange on which the shares of Andersen Group, Inc. Common Stock shall be listed or admitted to unlisted trading privileges, including any such purchase made from the Employer, such purchase shall be at a price per share not in excess of the closing sale price thereof on the stock exchange on which the shares of Andersen Group, Inc. Common Stock shall be listed or admitted to unlisted trading privileges, on the date of the purchase and no commissions or other compensation shall be paid with respect thereto.
     Fourth: Participant Investment Direction. Since plan participants, in accordance with the provisions of the Plan, may individually direct the investment of any part or all of the Trust Fund credited to their accounts, each participant shall have the power to direct the Trustee in the exercise of the powers described in paragraphs (a) through (j) below hereof with respect to that portion of the Trust Fund attributable to their accounts in the Plan, and the Trustee shall, upon receipt of a written direction from the participant, exercise such powers in accordance with such direction:
                  (a)  To  receive  and  continue  to  hold  property,  real  or personal, including without limitation, stocks of any class (including common stock of the Employer), bonds, notes, debentures (including convertible stocks and securities), mortgages, forms of deposit maintained by a bank, shares of investment companies and mutual funds, or guaranteed or other insurance contracts, irrespective of any laws or rules of court of any state governing the investment of trust funds or diversification of trust funds and without regard to the proportion any such property may bear to the entire amount of the Trust Fund;
                  (b) To sell,  exchange,  redeem,  or otherwise  dispose of any securities or other property at any time held by the Trustee;
                  (c) To  retain  any  property  at  any  time  received  by the
                  Trustee;  (d)  To  settle,   compromise,   adjust,  submit  to
                  arbitration, sue upon or abandon any
claims or demands in favor of or against the Trust; provided, however, that the Trustee shall not be required to take any such action unless it shall have been indemnified by the participant to its reasonable satisfaction against liability or expenses it might incur therefrom;
                  (e)  To  join  in,   dissent   from  or  oppose  any  plan  of
reorganization, consolidation, sale, merger, liquidation or other plan relating to any corporation or other entity, the securities of which may be held by the Trustee;
                  (f) To exercise any conversion  privilege and/or  subscription right available in connection with any securities or other property at any time held by the Trustee, to oppose or to consent to the reorganization, consolidation, merger, or readjustment of the finances of any corporation, company or association or to the sale, mortgage, pledge or lease of the property of any corporation, company or association any of the securities of which may at any time be held by the Trustee, and to do any act with reference thereto, including the exercise of options, the making of agreements or subscriptions and the payment of expenses, assessments or subscriptions, which may be deemed necessary or advisable in connection therewith, and to hold and retain any securities or other property which the Trustee may so acquire;
                  (g) To hold  uninvested  any monies  received by the  Trustee, without liability for interest thereon, until directed that such monies shall be invested, reinvested or disbursed;
                  (h) To  exercise  any  right,  including  the right to vote in person or by proxy, appurtenant to any securities or other property held by the Trustee at any time;
                  (i) To respond to a tender or exchange  offer  appurtenant  to any securities or other property held by the Trustee at any time;
                  (j) To  renew or  extend  or  participate  in the  renewal  or extension of any mortgage, upon such terms as may be deemed advisable, and to agree to a reduction in the rate of interest on any mortgage or to any other modification or change in the terms of any mortgage or of any guarantee pertaining thereto, in any manner and to any extent that may be deemed advisable for the protection of the Trust Fund or the preservation of the value of the investment; to waive any default whether in the performance of any covenant or condition of any mortgage or in the performance of any guarantee, or to enforce any such default in such manner and to such extent as may be deemed advisable; to exercise and enforce any and all rights of foreclosure; to take a deed in lieu of foreclosure with or without paying a consideration therefor and in connection therewith to release the obligation on the bond secured by such mortgage; and, to exercise and enforce in any action, suit or proceedings any rights or remedies in respect of any such mortgage or guarantee.
         In addition to following the direction of Plan participants and having the powers enumerated above, the Trustee shall have the powers specified below:
                  (k) To employ suitable agents and counsel,  who may be counsel for the Employer, and to act in accordance with their advice and to pay their reasonable expenses and compensation;
                  (l) To cause any  property or  securities  at any time held in the Trust Fund to be registered in the name of one or more nominees, without disclosure of the Trust, or to hold any securities at any time held in trust in bearer form so that they will pass by delivery; to combine certificates representing securities with certificates of the same issue held by the Trustee in other fiduciary capacities or to deposit or to arrange for the deposit of such securities with the Depository Trust Company (New York) even though where deposited, such securities may be held in the name of the nominee of such depository with other securities deposited therewith by other persons, provided, however, that the books and records of the Trustee shall at all times show that all such securities are part of the Trust Fund.
                  (m) To make,  execute and  deliver,  as  Trustee,  any and all deeds, leases, mortgages, conveyances, contracts, waivers, releases or other instruments in writing necessary or proper for the accomplishment of any of the foregoing powers;
                  (n) To do all acts, whether or not expressly authorized,  that the Trustee may deem necessary or desirable for the protection of the Trust Fund and to accomplish any action provided for in the Plan;
                  (o) If any  dispute  shall  arise  as to the  persons  to whom payments and the delivery of any monies shall be made by the Trustee, or the amounts thereof, to retain such payments and/or postpone such delivery until actual adjudication of such dispute shall have been made in a court of competent jurisdiction, or the parties concerned have agreed to a settlement, or the Trustee has been indemnified against loss to its satisfaction.
         The words "security or other property" as used in this Trust Agreement shall be deemed to refer to such stocks, bonds, notes or other evidences of indebtedness or ownership, in which trustees are authorized to invest under the laws of the State of Connecticut as such laws exist from time to time. Such phrase shall also be deemed to refer to any property, real or personal or part interest therein, wherever situated, including but without being limited to governmental, corporate or personal obligations, trust and participation certificates, leaseholds, fee titles, mortgages and other interests in realty, preferred and common stocks, and any other evidences of indebtedness or ownership, even though the same may not be legal investments for trustees under the law applicable thereto.
         A Plan participant's direction may be in writing or such other format approved by the Trustee. The Trustee may decline to implement participant directions which may result in a prohibited transaction or generate income that would be taxable to the Plan. The Trustee shall not be liable for investments made in compliance with such directions or for any diminution in the value of such portion of the Trust Fund, or for any breach of ERISA, as a result of following a Plan participant's directions, and, further, shall be under no duty or obligation to review, evaluate or reevaluate the investments made pursuant to such directions.
         The Trustee shall take direction from a participant as to the manner in which securities allocated to a Plan participant's account are to be voted on each matter brought before an annual or special stockholders' meeting or the manner in which to respond to a tender or exchange offer with respect to securities allocated to a Plan participant's account. Before each such meeting of stockholders or with respect to a tender or exchange offer, the Trustee shall cause to be furnished to each participant or beneficiary a copy of the proxy solicitation material or other material generally distributed to stockholders, together with a description of any Plan provisions which relate to the exercise of voting, tender or exchange rights with respect to such securities, and a form requesting confidential directions on how such securities allocated to such participant's account shall be voted on each such matter. The Committee shall also provide the Trustee with the mailing address of each participant or beneficiary. Upon timely receipt of each participant's directions, the Trustee shall reconcile the proxies received with the Plan's holdings on the record date and shall vote as directed on each such matter the number of shares of such security (including fractional shares) allocated to each participant's account or, in the case of a tender or exchange offer, shall respond as instructed with respect to such securities, and the Trustee shall have no discretion in such matter. The instructions received by the Trustee from participants shall be held by the Trustee in confidence and shall not be divulged or released to any person, except to the extent necessary to comply with applicable Federal or state laws. If the Trustee has not received direction from a participant as to the manner in which securities allocated to a plan participant's account are to be voted or responded to on a matter, the Trustee shall not exercise any right to vote with respect to such securities, or shall not tender or exchange any security, and the Trustee shall have no discretion in such matter. The Trustee shall keep accurate records as to the voting of proxies of Plan-owned stock.
     Fifth: Payment of Taxes. The Trustee shall pay out of the Trust Fund all real and personal property taxes, income taxes and other taxes of any and all kinds levied or assessed under existing or future laws against the Trust Fund.
     Sixth: Disbursement of Trust Funds. The Trustee, from time to time upon receipt of written direction of the Committee, shall transfer assets from the Trust Fund to such persons, in such manner and in such amounts as the Committee shall direct in writing, and amounts transferred pursuant to such direction shall no longer constitute a part of the Trust Fund.
     In directing the Trustee to make any transfers from the Trust Fund, the Committee shall follow the provisions of the Plan and in no event may the Committee direct that any payments be made, either during the existence or upon discontinuance of the Plan, that would cause any part of the Trust Fund to be used for or diverted to purposes other than the exclusive benefit of participating employees, former employees or beneficiaries of such employees, pursuant to the provisions of the Plan. The Trustee shall not be liable in any way for any payment made pursuant to any such direction of the Committee and, in the absence of knowledge that the direction constitutes such a breach, the Trustee shall have no duty to make any inquiry or investigation before acting upon any such direction of the Committee. Any written direction of the Committee shall constitute a certification that the transfer so directed is one that the Committee is authorized to direct, and the Trustee need not make any further investigation.
         The Trustee may make any transfer required hereunder by mailing its check for the specified amount, or delivering the specified property, to Chase at such address as may have been last furnished to the Trustee, or if no such address shall have been so furnished, to such person in care of the Employer or the Committee, or (if so directed by the Committee) by crediting the account of such person or by transferring funds to such person's account by bank or wire transfer.
     Seventh: Exclusive Benefit of Employees, etc. At no time prior to the satisfaction of all liabilities with respect to the Plan under this Trust shall any part of the corpus or income of the Trust Fund be used for, or diverted to, purposes other than for the exclusive benefit of such employees, former employees or their beneficiaries. The assets of the Trust Fund shall never inure to the benefit of the Employer and shall be held for the exclusive purposes of providing benefits to participants in the Plan and their beneficiaries and defraying reasonable expenses of administering the Plan.
     Eighth: Expenses of Trustee. The Trustee shall be paid its reasonable expenses for the management and administration of the Trust Fund, including without limitation reasonable expenses of counsel and other agents employed by the Trustee.
     Ninth: Expenses of the Plan and Trust Fund. The Employer shall pay, or if not paid by the Employer, the Trustee shall pay from the Trust Fund, the reasonable expenses relating to the Plan and Trust Fund payable to third parties including, without limitation, actuarial, investment management, accounting and legal expenses.
     Tenth: Accounts of the Trustee. The Trustee shall keep full accounts of all of its receipts and disbursements. The Trustee's books and records with respect to the Trust Fund shall be open to inspection by the Employer or the Committee at all reasonable times during business hours of the Trustee. The Trustee shall render from time to time, and not less frequently than once per year, accounts of its transactions to the Committee and certify to the accuracy thereof. The Committee may approve such accounts by an instrument in writing delivered to the Trustee. In the absence of the filing in writing with the Trustee by the Committee of exceptions or objections to any such account within sixty (60) days after an accounting has been rendered, the Committee shall be deemed to have approved such account; and in such case, or upon the written approval of the Committee of any such account, the Trustee shall be released, relieved and discharged with respect to all matters and things set forth in such account as though such account had been settled by the decree of a court of competent jurisdiction. No person other than the Committee may require an accounting or bring any action against the Trustee with respect to the Trust or its action as Trustee. The Trustee or the Committee shall have the right to apply at any time to a court of competent jurisdiction for judicial settlement of any account of the Trustee not previously settled as herein provided or for the determination of any question of construction or for instructions. In any such action or proceeding it shall be necessary to join as parties only the Trustee and the Committee (although the Trustee may also join such other parties as it may deem appropriate), and any judgment or decree entered therein shall be conclusive.
         In the case of the revocation or termination of this Trust, or in case of the resignation or removal of the Trustee, the Trustee shall have the right to a settlement of the Trustee's accounts, which accounting may be made either
(a) by agreement of settlement between the Trustee and the Committee, or (b) by judicial settlement in an action, suit or proceeding instituted by the Trustee in a court of competent jurisdiction.
     Eleventh: Resignation, Removal and Substitution of Trustee. The Trustee may resign at any time, such resignation to take effect not less than thirty (30) days after any notice of such (unless notice of a shorter duration shall be accepted as adequate). Any successor Trustee hereunder may be either a corporation authorized and empowered to exercise trust powers or may be one or more individuals. In either event, the appointment of a successor Trustee shall not be effective until such successor Trustee delivers its written acceptance of trust to the Trustee. All of the provisions set forth herein with respect to the Trustee shall relate to each successor Trustee so appointed with the same force and effect as if such successor Trustee had been originally named herein as the Trustee hereunder.
         In the case of the resignation of the Trustee, the Trustee shall have the right to a settlement of the Trustee's accounts, as provided in Article Tenth hereof. Upon the completion of such accounting and upon the appointment of a successor Trustee, the resigning Trustee shall transfer and deliver the Trust Fund to such successor Trustee, after reserving such reasonable amount as it shall deem necessary to provide for its expenses in the settlement of its account, and any sums chargeable against the Trust Fund for which it may be liable. If the sums so reserved are not sufficient for such purposes, the resigning Trustee shall be entitled to reimbursement for any deficiency from the successor Trustee. Also upon the completion of such accounting and upon the appointment of a successor trustee, the resigning Trustee shall thereupon be discharged from further accountability for the Trust Fund by reason of any matter embraced in such accounting, and shall be under no further duty, obligation or responsibility for the disposition by such successor Trustee of the Trust Fund or any part thereof, but the Trustee shall, in any event, properly account for any such sums reserved by it.
     Twelfth: Amendment and Termination of Trust. The Employer expressly reserves the right at any time to amend this Trust Agreement and the Trust created hereby to any extent that it may deem advisable.
         The Employer expressly reserves the right to revoke this Trust Agreement and to terminate the Trust hereby created. Upon such termination, disposition of the assets of the Trust Fund shall be governed by the terms of the Plan; provided, however, that the Trustee shall not distribute any portion of the Trust Fund after such termination unless the Employer first obtains a determination from the Internal Revenue Service that such termination will not affect adversely the qualified status of the Plan.
        Thirteenth:  Miscellaneous Provisions
                  (a) This Trust Agreement and the trust hereby created shall be governed, construed, administered and regulated in all respects under the law of the United States and of the State of Connecticut.
                  (b) The  titles to the  Article in this  Trust  Agreement  are placed herein for convenience of reference only and in case of any conflict the text of this instrument, rather than such titles, shall control.
                  (c) In the  event  that  any  dispute  shall  arise  as to the persons to whom payment of any funds and/or delivery of any property shall be made by the Trustee, the Trustee may withhold such payment and/or delivery until such dispute shall have been determined by a court of competent jurisdiction or shall have been settled by the parties concerned.
                  (d) In case any  provisions of this Trust  Agreement  shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of this Trust Agreement, but this Trust Agreement shall be construed and enforced as if said illegal and invalid provisions had never been inserted herein or therein.
                  (e) No right or claim to any of the monies or other  assets of the Trust Fund shall be assignable, nor shall such rights or claims be subject to garnishment, attachment or execution or levy of any kind and any attempt to transfer, assign or pledge the same will not be recognized by the Trustee except as may be required pursuant to a qualified domestic relations order under
Section 414(p) of the Code or as may be otherwise required by applicable laws.
                  (f) This  Trust  Agreement  may be  executed  in any number of counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument and may be sufficiently evidenced by any one counterpart.
                  (g) This Trust  Agreement shall be binding upon the respective successors and assigns of the Employer and the Trustee.
                  (h) Neither the gender nor the number  (singular or plural) of any word shall be construed to exclude another gender or number when a different gender or number would be appropriate.
                  (i) In the event of any  conflict  between  provisions  of the
Plan and those of this Trust Agreement, or any trust agreement with Chase, this Trust Agreement shall prevail.
                  (j)  Communications  to  the  Trustee  shall  be  sent  to the
Trustee's principal offices or to such other address as the Trustee may specify in writing. No communication shall be binding upon the Trustee until it is received by the Trustee. Communications to the Committee or to the Employer shall be sent to the Employer's principal offices or to such other address as the Employer may specify in writing.

         IN WITNESS WHEREOF, this Trust Agreement has been executed as of the day and year first above written.

Attest:                       ANDERSEN GROUP, INC.



/s/ Andrew M. O'Shea                             By: /s/ Bernard F. Travers, III
                                                 Its: Assistant Secretary



Witness:                                    TRUSTEES:


Andrew M. O'Shea                                     /s/Oliver R. Grace, Jr.
                                                     Oliver R. Grace, Jr.


Andrew M. O'Shea                                     /s/Francis E. Baker
                                                     Francis E. Baker